Exhibit 3.11

PERLAND ENVIRONMENTAL TECHNOLOGIES, INC.

(a Delaware corporation)

BY-LAWS

AS AMENDED TO MAY 2, 1988

ARTICLE I

Offices

SECTION1.1  Registered Office. The registered office of Perland Environmental Technologies, Inc. (hereinafter called the Corporation) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

SECTION 1.2  Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 2.1  Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held at such time, date and place as the Board shall each year fix.

SECTION 2.2  Special Meetings. Special meetings of stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board, or by the President and shall be called by the President or the Secretary at the request in writing of any one or more shareholders owning at least thirty percent (30%) in amount of the stock of the Corporation entitled to vote.

SECTION 2.3  Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

SECTION 2.4  Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage pre-paid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.5  Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stock-holders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.6  Voting. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy; and except as otherwise provided by statute or the Certificate of Incorporation, each shareholder of record shall be entitled to one vote for each outstanding share of stock registered in its name on the books of the Corporation as of the record date for determining the shareholders entitled to notice of and to vote at such meeting.

SECTION 2.7  Vote Required. At any meeting of stockholders at which a quorum is present, all elections shall be determined by plurality vote and all other matters shall be determined by the vote of a majority of the shares present or in person or by proxy and entitled to vote, unless the matter is one which, by express provision of statute, the Shareholders’ Agreement, the Certificate of incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the determination of such matters.

SECTION 2.8  List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.9  Action by Written Consent. Whenever a vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute or of the Shareholders’ Agreement or of the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and vote of shareholders may be dispensed with if the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all shareholders who have not consented in writing thereto.

ARTICLE III

Board of Directors

SECTION 3.1  Number; Qualifications. The Board of Directors shall consist of one or more members, as shall be fixed by the stockholders, and shall be elected by the stockholders at the annual meeting. Directors need not be stockholders.

SECTION 3.2  Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the persons elected as such by the incorporator. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to replace those Directors whose terms then expire. Any Director may resign at any time upon written notice to the Corporation. Any vacancy occurring in the Board of Directors shall be filled by the stockholders at a special meeting of the stockholders called for such purpose, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced.

SECTION 3.3  Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

SECTION 3.4  Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

SECTION 3.5  Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

SECTION 3.6  Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Certification of Incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.7  Bidding Guidelines. Bidding Guidelines shall be established and modified from time-to-time by the Directors.

SECTION 3.8  Matters Requiring Supermajority Vote. The following actions shall not be taken without the affirmative vote of eighty percent (80%) of the Directors:

(a) declaration of dividends;

(b) adoption, amendment or repeal of any By-Laws;

(c) any capital expenditures in excess of $200,000;

(d) any contractual commitment requiring Board approval in accordance with the then existing Bidding Guidelines;

(e) Initial approval and subsequent modification of the Bidding Guidelines.

SECTION 3.9  Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.10  Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 3.11  Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.12  Chairman of the Board and Vice Chairman. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present, otherwise the Vice Chairman shall preside. The Chairman of the Board shall preside at all meetings of shareholders at which he is present and chooses to preside. The Chairmanship and Vice Chairmanship shall alternate each year between the director designated by Perini Corporation (“Perini”) and the director designated by Ashland Technology Corp. (“ATC”) in accordance with paragraph 4 of the Shareholders’ Agreement dated May 2, 1988. The initial Chairman of the Board shall be the Perini designee.

ARTICLE IV

Committees

SECTION 4.1  Committees. The Board of Directors may, by resolution passed -by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, and subject to the provisions of SECTION 3.8 of these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these by-laws.

SECTION 4.2  Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the

Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these by-laws.

ARTICLE V

Officers

SECTION 5.1  Executive Officers. The Board of Directors shall choose a President and Secretary. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without. cause at anytime by a vote of a majority of the entire number of Directors then in office, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person, except that the President shall not serve as Treasurer or Health and Safety Director. No officer need be a stockholder. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 5.2  Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors anal to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

SECTION 5.3  President. The President shall be the chief executive officer of the Corporation. The President shall preside at meetings of shareholders in the event the Chairman of the Board or Vice Chairman are absent or choose not to preside at such meetings. Subject to the direction of the Directors, the President shall have general supervision and management of the business and of the other officers of the Corporation. The President shall see to it that all resolutions and orders of the Board of Directors are carried into effect, and in connection therewith, shall be authorized to delegate to the other officers of the Corporation such of his powers and duties as at such times and in such manner as he may deem to be advisable.

SECTION 5.4  Vice-Presidents. The Vice-Presidents shall have such duties and powers as shall be prescribed for them respectively from time to time by the directors or by the President. The directors or the President may from time to time designate one or more Vice-Presidents as Executive Vice-President, Financial Vice-President, Administrative Vice-President, Senior Vice-President, or otherwise, or may otherwise fix or indicate the order of their rank, and, in their or his discretion, may from time to time change or revoke any such designation.  One or more Vice-Presidents may be designated by the Board of Directors to perform all or a part of the duties of the President in the event of the death or disability of the President.

SECTION 5.5  Treasurer and Assistant Treasurers.  The Treasurer shall, subject to the direction and under the supervision of the Board of Directors, have general charge of the financial concerns of the Corporation and of its funds and valuable papers, and shall have such other duties and powers as may be prescribed from time to time by the Board of Directors or the President.  The Treasurer shall report to the Board of Directors but in the ordinary conduct of the Corporation’s business shall be under the supervision of the President or such other officer as the Board of Directors from time to time may determine.

Any assistant treasurers shall have such duties and powers as shall be prescribed from time to time by the Board of Directors or the President and shall be responsible to and shall report to the Treasurer.

SECTION 5.6  Health and Safety Director.  The Health and Safety Director shall have general charge of the corporation’s compliance with federal, state and local laws regarding health, environment, public safety, employee safety, and toxic materials.

SECTION 5.7  Secretary and Assistant Secretary.  The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and committees thereof, in books provided for that purpose.  He shall give, or cause to be given, all notices required by the law or by these By-laws.  He shall be custodian of the records and of the seal or seals of the Corporation.  He shall, when authorized by the Board of Directors or the President, affix the seal of the Corporation to all documents requiring it, and he may attest the same.  In general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

Assistant secretaries shall have such duties and powers as shall be prescribed from time to time by the Board of Directors, the President or the Secretary, and shall be responsible to and shall report to the Secretary.

ARTICLE VI

Stock

SECTION 6.1  Certificates.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation.  Any of or all the signatures on the certificates may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been place upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

SECTION 6.2  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.3  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any ether purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Miscellaneous

SECTION 7.1  Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 7.2  Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

SECTION 7.3  Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver of notice.

SECTION 7.4  Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation. In addition, this SECTION 7.4 of these by-laws shall be applicable to other employees of the Corporation as the Board of Directors may from time-to-time so designate.

SECTION 7.5  Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 7.6  Corporate Records. Subject to the provisions of Section 4 of Article I of these By-Laws, the original, or attested copies, of the Shareholders’ Agreement, Certificate of Incorporation, By-Laws and records of all meetings of the in-corporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the corporation, or at any office of its transfer agent or the Secretary. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

SECTION 7.7  Execution of Instruments.  All checks, deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

SECTION 7.8  Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, Directors, a committee or any officer or representative of the corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

SECTION 7.9  Amendment of By-Laws. These by-laws may be altered or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise; provided, however, that this Section 7.9 or Sections 2.7 and 3.1 of these by-laws may be amended or repealed only by the stockholders in accordance with Article SIXTH of the Certificate of Incorporation.